UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2006

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Vista Village Apartments (“Vista Village”), a 220-unit apartment complex located in El Paso, Texas.  On December 11, 2006 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Cash Investments of El Paso, LLC, a Texas limited liability company (the “Purchaser”), to sell Vista Village to the Purchaser for a total sales price of $7,250,000.  On December 11, 2006 the Purchaser also entered into a purchase and sale contract (the “Related Agreement”) with an entity affiliated with AIMCO Properties, L.P., an affiliate of the Registrant.  The Registrant, the related seller and the Purchaser agreed that a default by any party under either the Purchase Agreement or the Related Agreement would be deemed a default under both agreements.  A termination of either the Purchase Agreement or the Related Agreement for any reason is also deemed a termination of both agreements.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $7,250,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $72,500, of which $25,000 is non-refundable.

FEASIBILITY PERIOD.  The feasibility period began on the Effective Date and extends to and including January 15, 2007.  Upon termination of the feasibility period, the Purchaser is obligated to deliver an additional deposit of $72,500 to the Registrant.  If the Purchaser fails to notify the Registrant in writing of its intent to terminate the Purchase Agreement or the Related Agreement prior to the end of the feasibility period, the initial deposit and any subsequent deposits will be non-refundable.

CLOSING.  The expected closing date of the transaction is February 28, 2007. The Registrant has the right to extend the closing to March 30, 2007 by delivering written notice to the Purchaser on or before February 18, 2007. If the closing is extended until March 2007 as a result of the Purchaser’s failure to fund the purchase price on February 28, 2007, then the Purchaser shall be solely responsible to pay all interest for the month of March 2007 on the loan encumbering Vista Village.  The closing is also subject to customary closing conditions and deliveries, the closing of the Related Agreement Purchase and to the receipt of any necessary consents of the Registrant’s partners.

COSTS AND FEES.  The Purchaser shall pay any transfer, sales, use, gross receipts or similar taxes, recording costs, premiums or fees required to be paid by the Purchaser with respect to the title policy and one-half of the customary closing costs of the escrow agent.  The Registrant shall pay any broker commissions, the base premium for the title policy and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and Registrant each made limited representations and warranties to the other.

RISK OF LOSS. In the event Vista Village is damaged or destroyed by fire or other casualty prior to closing, the transaction shall occur in accordance with the terms of the Purchase Agreement, subject to certain arrangements related to the application of insurance proceeds and the completion of repairs.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit the deposits to the Registrant, and neither party will be obligated to proceed with the purchase and sale.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations, then the Purchaser has the option of (i) seeking specific performance of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages, its documented direct and actual out-of-pocket expenses and costs up to $50,000.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.9

Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and Cash Investments of El Paso, LLC, a Texas limited liability company dated December 11, 2006.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  December 15, 2006

VMS National Residential Portfolio II

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  December 15, 2006